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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November __, 2001


                              Preferred Voice, Inc.
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             (Exact name of registrant as specified in its charter)


         Delaware                       033-92894                75-2440201
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(State or other jurisdiction      (Commission File Number)     (IRS Employer
of incorporation                                             Identification No.)

6500 Greenville Avenue, Suite 800, Dallas, Texas                   75206
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   (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:       (214) 265-9580
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          (Former name or former address, if changed from last report)

Item 5.  Other Events.

          On November 21, 2001, Preferred Voice, Inc., a Delaware corporation, (the "Company") completed the sale of 2,400,000 units (the "Units") consisting of one (1) share of the common stock (the "Common Stock") of the Company and one
(1) warrant (the "Warrant") to purchase one half (1/2) of a share of Common Stock. The Units were sold at a purchase price of $1.25 per Unit for an aggregate of $3 million (the "Purchase Price"). The Units were sold pursuant to a subscription agreement (the "Subscription Agreement") with the purchasers of the Units. The Subscription Agreement provides for a downward adjustment of the Purchase Price, subject to certain exceptions, if the Company sells, or agrees to sell, securities of the Company at a purchase price (or with a conversion or exercise price) less than the Purchase Price within twelve months of the closing. The Warrants are governed by the terms of a warrant certificate (the "Warrant Certificate") and are exercisable for 5 years at an exercise price of $1.50 per share of Common Stock, subject to certain adjustments.

         T.R. Winston & Company Incorporated received an aggregate of ten percent (10%) of $1.7 million of the proceeds of the offering as a commission payable to them in cash for serving as placement agents on behalf of the Company for that portion of the offering.

         The offering of such securities was not registered under the Securities Act of 1933, as amended, (the "Securities Act") pursuant to Regulation D. Such securities may not be reoffered or resold absent registration under the Securities Act or pursuant to an applicable exemption from such registration requirements. The Company has agreed to file a registration statement to register the resale of the Common Stock and the shares issuable upon exercise of the Warrants as promptly as reasonably practicable after November 21, 2001, which date is the closing of the offering. If such registration statement is not declared effective by the Securities and Exchange Commission ("SEC") within 90 days, and the Company has failed to (i) file the initial registration statement within 20 business days of the closing of the offering or (ii) respond to any request by the SEC within 5 business days of its receipt by the Company, the Company will be obligated to pay to each subscriber in cash an amount equal to 2% of the aggregate purchase price paid by such subscriber for the Units for each month that the registration statement is not effective beyond such 90 day period. However, the Company will not be subject to the foregoing liquidated damages if the failure of the registration statement to be declared effective is attributable primarily to the subscriber's breach of certain covenants set forth in the Subscription Agreement.

         The foregoing summary of the sale of the Units is not intended to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Subscription Agreement and the Warrant Certificate, a copy of each of which is filed as an exhibit to this Current Report on Form 8-K.


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

Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits.

                  10.1     Form  of  Subscription   Agreement,  by  and  between
                           Preferred   Voice,   Inc.  and  certain   signatories
                           thereto.

                  10.2* Form of Warrant Certificate, issued by Preferred Voice, Inc. pursuant to the Subscription Agreement attached hereto as Exhibit 10.1.

* Incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K, filed with the SEC on April 11, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PREFERRED VOICE, INC.




Dated as of November 21, 2001          By:  /s/ Mary Merritt
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                                           Mary Merritt, Vice President







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